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                                             AMERICAN BUILDINGS COMPANY
                                               EUFAULA, ALABAMA 36027
                                                   (334) 687-2032



FOR IMMEDIATE RELEASE              CONTACT: Charles Blackmon, Executive V.P. CFO



                           AMERICAN BUILDINGS COMPANY
                                REPORTS INCREASE
                            IN FIRST QUARTER EARNINGS

EUFAULA, AL - APRIL 13, 1999 - American Buildings Company (NASDAQ: ABCO), today reported an increase in earnings for the first quarter of 1999 from the comparable period for 1998.

Sales totaled $95,871,000 which were flat with the comparable period last year of $95,853,000. Net income of $2,295,000 was up 10% over the $1,929,000 of income from continuing operations in the first quarter of 1998. Earnings per share of $0.42 exceeded the $0.34 from continuing operations in the comparable period last year. Net income for the first quarter of 1998, after giving effect to the $295,000 net of tax loss from operations of discontinued operation, was $1,635,000 and earnings per share were reported at $0.29. Robert T. Ammerman, CEO, attributed the strong first quarter performance to improved margins in the Construction Products Group. "We have benefited from a rational selling market and a decrease in raw material costs," he said.

Total backlog at the end of the first quarter was $104,000,000, flat with year end 1998 but down 5% from the comparable period last year. "While our backlogs are down from last year, they are at more manageable levels, enabling us to more effectively serve our customer base," Mr. Ammerman stated.

American Buildings Company also announced that Onex Corporation today commenced its previously announced tender offer to purchase all the outstanding common shares of ABCO at the price of $36.00 per share in cash.


                            (continued on next page)

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American Buildings Company is a diversified manufacturer and marketer of construction products and services for nonresidential and residential applications. The Company provides metal building systems for industrial, commercial and institutional nonresidential markets and is a major manufacturer and marketer of metal roofing systems. The Company also provides specialty engineering services for large, complex building structures, markets metal building components and paints steel coils. In addition, the Company markets and produces steel sectional upward acting doors for residential and commercial applications, as well as light gauge steel framing systems. The Company markets throughout North America and in selected international countries.

                                      # # #

      Statements in this press release concerning the Company's business outlook or future economic performance; anticipated profitability, revenues, expenses or other financial items; and product line growth, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under the Federal Securities Laws. Forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to, industry cyclicality, fluctuations in customer demand and order pattern, the seasonal nature of the business, changes in pricing or other actions by competitors, and general economic conditions, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 1998.

                                      # # #

                                 Table to Follow


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                           AMERICAN BUILDINGS COMPANY
                         SELECTED FINANCIAL INFORMATION
                                  (Unaudited)

                                 March 31, 1999
                                (000's Omitted)

STATEMENTS OF OPERATIONS

                                                            THREE MONTHS ENDED
                                                                  MARCH 31,
                                                           ---------------------
                                                             1999        1998
                                                           --------    --------

Net Sales                                                  $ 95,871    $ 95,853
Cost of Sales                                                81,313      81,773
                                                           --------    --------
Gross Margin                                               $ 14,558    $ 14,080
Selling, general and administrative                           9,720       9,667
                                                           --------    --------
Operating Income                                           $  4,838    $  4,413
Interest Expense                                           $  1,106    $  1,276

Income from Continuing Operations                          $  2,295    $  1,929

Loss from Operations of Discontinued
   Business                                                $   --      $   (295)
                                                           --------    --------

Net Income                                                 $  2,295    $  1,634
                                                           --------    --------

PER SHARE DATA - DILUTED

Income from Continuing Operations                          $   0.42    $   0.34
Loss from Operations of Discontinued
   Business                                                $   --      $  (0.05)
                                                           --------    --------
Net Income                                                 $   0.42    $   0.29
                                                           --------    --------

Weighted average common
shares - Diluted                                              5,451       5,633



SELECTED BALANCE SHEET DATA

                                                           MARCH 31,    DEC 31,
                                                             1999        1998
                                                           --------    --------

Cash                                                       $  3,611    $  2,467
Working Capital, excluding Cash                            $ 42,190    $ 43,593
Long term debt                                             $ 71,260    $ 67,774
Total Equity (net of Treasury Stock)                       $ 68,333    $ 70,745
Treasury Stock                                             ($33,406)   ($28,688)